EXHIBIT 10.1


                                                                  EXECUTION COPY
================================================================================


                                  $400,000,000

                      FIVE-YEAR REVOLVING CREDIT AGREEMENT

                           Dated as of April 14, 2005

                                      among

                      THE READER'S DIGEST ASSOCIATION, INC.
                            as Borrower and Guarantor


                              BOOKS ARE FUN, LTD.,

                                    QSP, INC.

                                       and

                            REIMAN MEDIA GROUP, INC.
               as Borrowing Subsidiaries and Subsidiary Guarantors


                            The Lenders Party Hereto


                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent
                              and Collateral Agent

                         THE ROYAL BANK OF SCOTLAND PLC,
                              as Syndication Agent

                                       and

                        COMMERZBANK AG, NEW YORK BRANCH,

                       HSBC BANK USA, NATIONAL ASSOCIATION

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION

                           as Co-Documentation Agents

--------------------------------------------------------------------------------
       J.P. MORGAN SECURITIES, INC.            RBS SECURITIES CORPORATION

                  AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS
================================================================================

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01.   Definitions....................................................1
SECTION 1.02.   Classification of Loans and Borrowings........................20
SECTION 1.03.   Terms Generally...............................................20
SECTION 1.04.   Accounting Terms and Determinations...........................20

                                   ARTICLE II

                                    The Loans

SECTION 2.01.   Commitments...................................................21
SECTION 2.02.   Loans.........................................................21
SECTION 2.03.   Requests for Borrowings.......................................22
SECTION 2.04.   Funding of Borrowings.........................................22
SECTION 2.05.   Repayment of Loans; Evidence of Debt..........................23
SECTION 2.06.   Interest Elections............................................23
SECTION 2.07.   Fees..........................................................25
SECTION 2.08.   Interest on Loans.............................................25
SECTION 2.09.   Default Interest..............................................26
SECTION 2.10.   Alternate Rate of Interest....................................26
SECTION 2.11.   Termination and Reduction of Commitments......................26
SECTION 2.12.   Mandatory Offer to Reduce Commitments.........................27
SECTION 2.13.   Increase in Commitments.......................................28
SECTION 2.14.   Prepayment....................................................29
SECTION 2.15.   Reserve Requirements; Change in Circumstances.................30
SECTION 2.16.   Change in Legality............................................31
SECTION 2.17.   Indemnity.....................................................32
SECTION 2.18.   Pro Rata Treatment............................................33
SECTION 2.19.   Sharing of Setoffs............................................33
SECTION 2.20.   Payments......................................................33
SECTION 2.21.   Taxes.........................................................34
SECTION 2.22.   Duty to Mitigate; Assignment of Rights Under Certain
                  Circumstances...............................................35

                                   ARTICLE III

                                   Conditions

SECTION 3.01.   Effectiveness.................................................36
SECTION 3.02.   Borrowings....................................................38

                                   ARTICLE IV

                         Representations and Warranties

SECTION 4.01.   Organization; Powers..........................................38
SECTION 4.02.   Authorization; Enforceability.................................38
SECTION 4.03.   Governmental Approvals; No Conflicts..........................39
SECTION 4.04.   Financial Condition; No Material Adverse Change...............39
SECTION 4.05.   Properties....................................................39
SECTION 4.06.   Litigation and Environmental Matters..........................40
SECTION 4.07.   Compliance with Laws and Agreements...........................40
SECTION 4.08.   Not an Investment Company or Holding Company..................40
SECTION 4.09.   Taxes.........................................................40
SECTION 4.10.   ERISA.........................................................40
SECTION 4.11.   Disclosure....................................................40
SECTION 4.12.   Federal Reserve Regulations...................................41
SECTION 4.13.   Subsidiaries..................................................41
SECTION 4.14.   Security Documents............................................41

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.   Financial Statements and Other Information....................42
SECTION 5.02.   Notices of Material Events....................................43
SECTION 5.03.   Existence; Conduct of Business................................43
SECTION 5.04.   Payment of Obligations........................................44
SECTION 5.05.   Maintenance of Properties; Insurance..........................44
SECTION 5.06.   Books and Records; Inspection Rights..........................44
SECTION 5.07.   Compliance with Laws..........................................44
SECTION 5.08.   Use of Proceeds...............................................44
SECTION 5.09.   Information Regarding Collateral..............................45
SECTION 5.10.   Further Assurances............................................45
SECTION 5.11.   Compliance with Federal Reserve Regulations...................45

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.   Debt and Preferred Stock of Subsidiaries......................45
SECTION 6.02.   Liens.........................................................46
SECTION 6.03.   Sale and Leaseback Transactions...............................48
SECTION 6.04.   Fundamental Changes...........................................48
SECTION 6.05.   Transactions with Affiliates..................................49
SECTION 6.06.   Restrictive Agreements........................................50
SECTION 6.07.   Swap Agreements...............................................50
SECTION 6.08.   Consolidated Interest Coverage Ratio..........................50

SECTION 6.09.   Consolidated Leverage Ratio...................................50

                                   ARTICLE VII

                                Events Of Default


                                  ARTICLE VIII

                                   The Agents


                                   ARTICLE IX

   Joint And Several Liability Of Borrowers; Guarantee; Subsidiary Guarantees

SECTION 9.01.   Joint and Several Liability of Borrowers......................55
SECTION 9.02.   Guarantee.....................................................55
SECTION 9.03.   Subsidiary Guarantees.........................................56

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01.  Notices.......................................................58
SECTION 10.02.  Waivers; Amendments...........................................59
SECTION 10.03.  Expenses; Indemnity; Damage Waiver............................60
SECTION 10.04.  Successors and Assigns........................................61
SECTION 10.05.  Survival......................................................65
SECTION 10.06.  Counterparts; Integration; Effectiveness......................65
SECTION 10.07.  Severability..................................................66
SECTION 10.08.  Right of Setoff...............................................66
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process....66
SECTION 10.10.  WAIVER OF JURY TRIAL..........................................67
SECTION 10.11.  Headings......................................................67
SECTION 10.12.  Confidentiality...............................................67
SECTION 10.13.  Conversion of Currencies......................................68
SECTION 10.14.  Release of Loan Parties and Collateral........................69
SECTION 10.15.  Security Documents............................................70
SECTION 10.16.  Power of Attorney.............................................70
SECTION 10.17.  Appointment...................................................71
SECTION 10.18.  U.S.A. Patriot Act............................................71

                         FIVE-YEAR REVOLVING CREDIT AGREEMENT dated as of April
                    14, 2005 (this "Agreement"), among THE READER'S DIGEST ASSOCIATION, INC., as a Borrower and as the Guarantor (each as defined herein), BOOKS ARE FUN, LTD., QSP, INC., and REIMAN MEDIA GROUP, INC., as Borrowing Subsidiaries (as defined herein) and Subsidiary Guarantors (as defined herein), the LENDERS (as defined herein) and JPMORGAN CHASE BANK, N.A., as administrative agent and as collateral agent.

           The Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) have requested that the Lenders extend commitments under which they may obtain Loans in an aggregate principal amount at any time outstanding not in excess of $400,000,000 (as such amount may be reduced pursuant to Section 2.11 or Section
2.12 or increased pursuant to Section 2.13), and the Lenders are prepared to extend such commitments on the terms and subject to the conditions set forth herein.

           Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

           SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

           "ABR BORROWING" means a Borrowing comprised of ABR Loans.

           "ABR LOAN" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Article II.

           "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

           "ADMINISTRATIVE AGENT" means JPMCB in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

           "ADMINISTRATIVE FEES" shall have the meaning assigned to such term in
Section 2.07.

           "ADMINISTRATIVE QUESTIONNAIRE" means an administrative questionnaire in the form of Exhibit A hereto.

           "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

           "AGENTS" means the Administrative Agent and the Collateral Agent.

           "AGREEMENT CURRENCY" has the meaning set forth in Section 10.13(b).

           "ALTERNATE BASE RATE" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

           "APPLICABLE CREDITOR" has the meaning set forth in Section 10.13(b).

           "APPLICABLE PERCENTAGE" shall mean, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment.

           "APPLICABLE RATE" means on any date, with respect to any Loan or with respect to the Commitment Fees payable hereunder, the applicable rate per annum set forth below under the caption "Eurodollar Spread" (in the case of a Eurodollar Loan), "ABR Spread" (in the case of an ABR Loan) or "Commitment Fees" (in the case of Commitment Fees), as the case may be, based upon the Consolidated Leverage Ratio as of the most recent determination date:

                                  Pricing Table

-------------------------------------------------------------
    CONSOLIDATED      EURODOLLAR   ABR SPREAD    COMMITMENT
   LEVERAGE RATIO       SPREAD                      FEES
-------------------------------------------------------------
LEVEL 1                 1.50%         0.50%        0.375%
>
-3.0
-------------------------------------------------------------
LEVEL 2                 1.25%         0.25%        0.250%
>
-2.5 and <3.0
-------------------------------------------------------------
LEVEL 3                 1.00%         0.00%        0.200%
>
-2.0 and <2.5
-------------------------------------------------------------
LEVEL 4                 0.75%         0.00%        0.175%
>
-1.5 and <2.0
-------------------------------------------------------------
LEVEL 5                 0.50%         0.00%        0.150%
<
-1.5
-------------------------------------------------------------

The Consolidated Leverage Ratio used on any date to determine the Applicable Rate shall be that in effect at the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or
(b) (or, prior to the delivery of the first financial statements delivered pursuant to Section 5.01(a) or (b), the financial statements referred to in
Section 4.04(a)(ii)); PROVIDED, that if any financial statements required to have been delivered under Section 5.01(a) or (b) shall not at any time have been delivered, the Applicable Rate shall, until such financial statements shall have been delivered, be determined by reference to Level 1 in the above table.

           "APPROVED FUND" has the meaning set forth in Section 10.04.

           "ARRANGERS" means J.P. Morgan Securities Inc. and RBS Securities Corporation.

           "ASSET SALE" means:

           (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Company or any Subsidiary to any Person other than the Company or a directly or indirectly wholly owned Subsidiary, other than sales of inventory or used or surplus equipment in the ordinary course of business and any sale or discounting, in each case without recourse, of accounts receivable in the ordinary course of business in connection with the compromise or collection thereof; or

           (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary; or

           (c) the issuance and sale by any Subsidiary of any Equity Interests to any Person other than the Company or a directly or indirectly wholly owned Subsidiary.

           "ASSIGNEE" means a Person to whom any Lender has assigned all or a portion of its rights and obligations under this Agreement (including if the Commitments remain in effect, all or a portion of its Commitments and the Loans at the time owing to it) pursuant to Section 10.04.

           "ASSIGNMENT AND ASSUMPTION" means an agreement substantially in the form of Exhibit B hereto.

           "AVAILABILITY PERIOD" means the period from and including the Effective Date and to but excluding the earlier of the Maturity Date and the date of the termination of the Commitments.

           "BOARD" means the Board of Governors of the Federal Reserve System of the United States.

           "BORROWER" means the Company or any Borrowing Subsidiary.

           "BORROWING" means Loans of the same Type and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

           "BORROWING REQUEST" means a request for a Borrowing in accordance with Section 2.03.

           "BORROWING SUBSIDIARY" means any Subsidiary named as such in the heading of this Agreement.

           "BUSINESS DAY" means any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

           "CANADIAN SUBSIDIARY" means The Reader's Digest Association (Canada) Ltd.

           "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

           A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) any person or group shall have "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as in effect as of the date hereof) of Equity Interests representing 35% or more of the voting power represented by the issued and outstanding Equity Interests of the Company; or (b) during any period of 12 consecutive calendar months, (i) the directors (the "preceding directors") constituting the Company's board of directors at the beginning of such period and (ii) any new directors whose election by the Company's directors or whose nomination for election by the Company's stockholders was, in each case, approved by a majority of the Company's directors then in office who were either preceding directors or whose election or nomination for election was previously so approved, when all such directors are taken together, shall cease for any reason to constitute a majority of the Company's board of directors. As used in this definition, "group" shall have the meaning given to such term in Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof. In the event the Company shall merge into another Person in a transaction permitted by Section 6.04, the term "Company" shall, for purposes of determining the "preceding directors", have the meaning assigned to it hereunder as of the beginning of any relevant 12 month period.

           "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

           "CHARGE OVER SHARES" means the Charge over Shares in The Reader's Digest Association Limited dated the date hereof between The Reader's Digest Association, Inc. and JPMorgan Chase Bank, N.A.

           "CLO" has the meaning set forth in Section 10.04.

           "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

           "COLLATERAL" means "Collateral" as defined in the Pledge Agreement and any other property or assets in which Liens are created to secure the Obligations under any other Security Document.

           "COLLATERAL AGENT" means JPMCB, in its capacity as collateral agent for the Lenders.

           "COLLATERAL REQUIREMENT" means, at any time, subject to Section 10.14, the requirement that:

           (a) the Administrative Agent shall have received from the Company and each Borrowing Subsidiary a counterpart of the Pledge Agreement duly executed and delivered on behalf of the Company or such Borrowing Subsidiary;

           (b) all outstanding Equity Interests of (i) any Domestic Subsidiary directly owned by any Loan Party at such time other than Excluded Subsidiaries and (ii) the Canadian Subsidiary shall have been pledged pursuant to the Pledge Agreement (except that the Loan Parties shall not be required to pledge more than 65% of outstanding voting Equity Interests of the Canadian Subsidiary) and the Collateral Agent shall have received certificates representing all such Equity Interests (other than uncertificated Equity Interests), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

           (c) the Administrative Agent shall have received Foreign Pledge Agreements in connection with the pledge of 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is directly owned by any Loan Party and has, together with its own subsidiaries, accounted for 5% or more of Consolidated Revenue for the most recently ended fiscal year and 2% or more of Consolidated Assets at the end of such most recently ended fiscal year (other than the Canadian Subsidiary) and the Collateral Agent shall have received certificates representing all such Equity Interests (other than uncertificated Equity Interests);

           (d) all documents and instruments, including all Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to perfect the Liens intended to be created by the Pledge Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; and

           (e) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of the Pledge Agreement and each other Security Document to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder;

The Collateral Agent may grant extensions of time for the perfection of pledges in or the obtaining of legal opinions with respect to particular Equity Interests (including extensions beyond the Effective Date for the perfection of pledges of Equity Interests owned by the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

           "COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.11 or Section 2.12, (b) increased from time to time pursuant to Section 2.13 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $400,000,000.

           "COMMITMENT FEE" shall have the meaning assigned to such term in
Section 2.07.

           "COMPANY" means The Reader's Digest Association, Inc., a Delaware corporation.

           "CONSOLIDATED ASSETS" means, at any time, all assets of the Company and its consolidated Subsidiaries at such date, as determined on a consolidated basis in accordance with GAAP.

           "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period.

           "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period PLUS, to the extent subtracted in computing such Consolidated Net Income, the sum (without duplication) of (a) income tax expense, (b) Interest Expense, (c) depreciation and amortization, (d) non-cash restructuring charges, (e) non-cash expenses in respect of compensation paid to employees or members of the Board of Directors of the Company in the form of equity incentives, (f) non-cash impairment of goodwill and other intangibles, (g) extraordinary losses and (h) the cumulative effect of changes in accounting principles, MINUS, to the extent added in computing such Consolidated Net Income, the sum (without duplication) of (x) consolidated interest income, (y) extraordinary gains and (z) the cumulative effect of changes in accounting principles. Notwithstanding the foregoing, for purposes of determining Consolidated EBITDA, reductions in Consolidated Net Income in the five consecutive fiscal quarters of the Company commencing with the fiscal quarter ending June 30, 2004, that are attributable to the expensing during such fiscal quarters of promotion costs capitalized by the Company prior to June 30, 2004, shall be excluded; PROVIDED, that the reductions in Consolidated Net Income that are excluded under this sentence shall not exceed $66,500,000 in the aggregate.

           "CONSOLIDATED INTEREST COVERAGE RATIO" means the ratio of (a) Consolidated EBITDA to (b) Consolidated Net Interest Expense.

           "CONSOLIDATED LEVERAGE RATIO" means, at any time, the ratio of (a) Consolidated Total Debt at such time to (b) Consolidated EBITDA for the period of four fiscal quarters ended at or most recently prior to such time.

           "CONSOLIDATED NET INCOME" means, for the Company and the consolidated Subsidiaries for any period, the aggregate net income (or net deficit) of such persons, determined on a consolidated basis in accordance with GAAP consistently applied.

           "CONSOLIDATED NET INTEREST EXPENSE" means, with respect to the Company and the consolidated Subsidiaries for any period, Interest Expense (net of any interest income for such period determined on a consolidated basis in accordance with GAAP).

           "CONSOLIDATED REVENUE" means, for the Company and the consolidated Subsidiaries for any period, the aggregate revenues of such persons, determined on a consolidated basis in accordance with GAAP consistently applied.

           "CONSOLIDATED TOTAL DEBT" means, for the Company and the consolidated Subsidiaries at any date, the aggregate Debt of such persons, determined on a consolidated basis in accordance with GAAP consistently applied.

           "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

           "DEBT" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (f) all Guarantees by such Person of Debt of others, (g) all Capital Lease Obligations of such Person, (h) all Securitization Transactions of such Person and (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and banker's acceptances; PROVIDED, HOWEVER, that Debt of any Person shall not include (i) trade payables, (ii) any obligations of such Person incurred in connection with letters of credit, letters of guaranty, banker's acceptances, bills of exchange and similar instruments obtained or created in the ordinary course of business to support or evidence obligations of such Person that do not constitute Debt,

(iii) endorsements of checks, bills of exchange and other instruments for deposit or collection in the ordinary course of business, (iv) customer deposits and advances and interest payable thereon in the ordinary course of business in accordance with customary trade terms and other obligations incurred in the ordinary course of business through credit on an open account basis customarily extended to such Person, (v) any Debt secured on a non-recourse basis by any assets of such Person to the extent that the outstanding balance thereof exceeds the fair market value of such assets, (vi) statutory or other legal requirements to make deposits in connection with sweepstakes or similar contests, or surety bonds posted pursuant to such requirements and (vii) obligations under overdraft arrangements with banks outside the United States incurred in the ordinary course of business to cover working capital needs.

           "DEFAULT" means any condition or event which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

           "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

           "DOLLARS" or "$" means lawful currency of the United States.

           "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States, any State thereof, the District of Columbia or any of its territories or possessions or any political subdivision thereof.

           "EFFECTIVE DATE" means the date on which the conditions specified in
Section 3.01 are satisfied and this Agreement becomes effective.

           "ENVIRONMENTAL LAWS" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

           "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

           "EQUITY INTEREST" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants or options or other rights to acquire any of the foregoing.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414 of the Code.

           "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder (other than an event for which the 30-day notice period is waived), with respect to a Plan; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice of termination, or the intention to terminate, any Plan or Plans or to appoint a trustee to administer any Plan where the Administrative Agent or the Required Lenders shall have determined in good faith that such termination or appointment is reasonably likely to result; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice of the imposition of, or an intention to impose, Withdrawal Liability, where the Administrative Agent or the Required Lenders shall have determined in good faith that such imposition is reasonably likely to result or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "EURODOLLAR BORROWING" means a Borrowing comprised of Eurodollar
Loans.

           "EURODOLLAR LOAN" means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

           "EVENT OF DEFAULT" has the meaning set forth in Article VII.

           "EXCLUDED SUBSIDIARIES" means, at any time, Domestic Subsidiaries that do not represent more than 1% for any such Subsidiary, or more than 5% in the aggregate for all such Subsidiaries, of either (a) Consolidated Assets or
(b) the consolidated revenues of the Company and the Subsidiaries for the period of four fiscal quarters most recently ended, and that (i) do not own Equity Interests or Debt (other than de minimis Debt) of any Material Subsidiary, (ii) do not own material intellectual property and (iii) do not have any Debt that is guaranteed by the Company or any Material Subsidiary; PROVIDED that no Subsidiary that is a Borrowing Subsidiary under this Agreement shall be an Excluded Subsidiary.

           "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income, franchise or other taxes imposed on (or measured by) its net income by the United States, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Person referred to in the preceding clause (a) is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.22(b)), any withholding tax that is imposed by the United States or by any other jurisdiction in which such Lender is organized or has its principal office or its applicable lending office on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.21(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to such withholding tax pursuant to
Section 2.21(a).

           "EXISTING FIVE-YEAR CREDIT AGREEMENT" means the Amended and Restated Five-Year Revolving Credit and Competitive Advance Facility Agreement dated as of May 20, 2002, as amended and restated, among the Company, certain borrowing subsidiaries, certain lenders and JPMorgan Chase Bank, N.A., as administrative agent.

           "EXISTING TERM LOAN AGREEMENT" means the Term Loan Agreement dated as of May 20, 2002, as amended and restated, among the Company, certain borrowing subsidiaries, certain lenders and JPMorgan Chase Bank, N.A., as administrative agent.

           "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

           "FEES" means the Commitment Fees and the Administrative Fees.

           "FINANCIAL OFFICER" of any Person shall mean the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

           "FOREIGN LENDER", with respect to any Loan, means any Lender making such Loan that is organized under the laws of a jurisdiction other than the United States.

           "FOREIGN PLEDGE AGREEMENT" means a pledge agreement governed by the law of a jurisdiction other than the United States and satisfactory in form and substance to the Administrative Agent and the Company.

           "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of a jurisdiction outside the United States or any of its territories or possessions or any political subdivision thereof.

           "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

           "GOVERNMENTAL AUTHORITY" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "GUARANTEE" means any agreement by which the Company or any Subsidiary assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the Debt of another Person, or agrees to maintain the net worth or working capital or other financial condition of such Person so as to enable such Person to pay such Debt or otherwise assure any creditor of such Person against loss with respect to such Debt, but shall not include (i) customary indemnifications, representations and warranties made in connection with purchases, sales or leasing of property or assets or issuances of securities, (ii) assurances given in the ordinary course of business of the payment of obligations of customers or suppliers of the Company or any Subsidiary and (iii) retained liability in connection with sales of accounts receivable or chattel paper in the ordinary course of business (but only to the extent customary in connection with sales accounted for as true sales).

           "GUARANTOR" means the Company, in its capacity as guarantor of the Obligations hereunder.

           "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature which in each case are regulated pursuant to any Environmental Law.

           "INDEMNIFIED TAXES" means Taxes, including Other Taxes, but excluding Excluded Taxes.

           "INDEMNITEE" shall have the meaning assigned to such term in Section 10.03(b).

           "INFORMATION" shall have the meaning assigned to such term in Section 10.12.

           "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated March 2005 relating to the Company and the Transactions.

           "INTEREST ELECTION REQUEST" means, a request by any Company to convert or continue a Borrowing in accordance with Section 2.06.

           "INTEREST EXPENSE" means, for any period, the interest expense of the Company and the consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (and giving effect to any Swap Agreements that have the effect of increasing or decreasing such interest expense), including (i) the amortization of debt discounts to the extent included in interest expense in accordance with GAAP, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements or other interest rate hedging agreements) payable in connection with the incurrence of indebtedness to the extent included in interest expense in accordance with GAAP and (iii) the portion of any rents payable under capital leases allocable to interest expense in accordance with GAAP. Notwithstanding the foregoing, "Interest Expense" shall not include accelerated amortization of fees previously paid in connection with the Existing Term Loan Agreement.

           "INTEREST PAYMENT DATE" means (a) with respect to any Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type and (b) in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration been applicable to such Loan.

           "INTEREST PERIOD" means (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date and (iii) the date such Borrowing is converted to a Borrowing of a different Type or repaid or prepaid in accordance with Section 2.05 or Section 2.14; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

           "JPMCB" means JPMorgan Chase Bank, N.A., and its successors.

           "JUDGMENT CURRENCY" shall have the meaning assigned to such term in
Section 10.13(b).

           "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

           "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) appearing on Dow Jones Telerate Page 3750 (or any successor page) as of 11:00 a.m. (London time) on the date two Business Days prior to the commencement of such Interest Period for deposits in Dollars with a maturity comparable to such Interest Period or, in the event no such rate appears on Dow Jones Telerate Page 3750 (or any successor page), the rate at which deposits in Dollars approximately equal in principal amount to such Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

           "LOAN" means a loan made by a Lender to a Borrower pursuant to this Agreement.

           "LOAN DOCUMENTS" means this Agreement, the Pledge Agreement, the Foreign Pledge Agreements and the notes and each amendment, supplement, modification, consent or waiver of, to or in respect of any of the foregoing.

           "LOAN PARTIES" means the Company and the Borrowing Subsidiaries.

           "LONG-TERM DEBT" means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

           "MATERIAL ADVERSE EFFECT" means (a) a materially adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Company and its Subsidiaries, taken as a whole, to perform the Obligations or (c) material impairment of the rights available to the Lenders or the Agents under any Loan Document.

           "MATERIAL DEBT" means Debt (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $20,000,000 (or the equivalent thereof in one or more other currencies).

           "MATERIAL SUBSIDIARY" means, at any time, each Subsidiary other than
(a) Excluded Subsidiaries and (b) Foreign Subsidiaries that do not represent more than 1% for any such Foreign Subsidiary, or more than 5% in the aggregate for all such Foreign Subsidiaries, of either (a) Consolidated Assets or (b) the Consolidated Revenues of the Company and the Subsidiaries for the period of four fiscal quarters most recently ended, and that (i) do not own Equity Interests or Debt (other than de minimis Debt) of any Material Subsidiary, (ii) do not own material intellectual property and (iii) do not have any Debt that is guaranteed by the Company or any Material Subsidiary; PROVIDED that each Subsidiary that is a Borrowing Subsidiary under this Agreement shall be a Material Subsidiary.

           "MATURITY DATe" means April 14, 2010.

           "MOODY'S" means Moody's Investors Service, Inc.

           "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

           "NET CASH PROCEEDS" means, with respect to any Asset Sale, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees and out-of-pocket expenses (including underwriting discounts and commissions, attorneys fees and investment banking fees and costs) paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness secured by the subject assets, (iii) the amount of all taxes paid (or estimated in good faith to be payable) by the Company and the Subsidiaries that are directly attributable to such event, and (iv) the amount of any payments that the Company estimates in good faith will be required to be made in respect of contingent liabilities directly attributable to such event and set forth in a notice delivered to the Administrative Agent (PROVIDED that the Company will evaluate in good faith not less often than quarterly any estimate resulting in a reduction of Net Cash Proceeds under this clause (iv) and will promptly notify the Administrative Agent if the estimated amount of payments in respect of any contingent liability shall be reduced, and the Company and the Subsidiaries shall be deemed to have received Net Cash Proceeds equal to the amount of any such reduction).

           "OBLIGATIONS" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Loan Parties to any of the Secured Parties under this Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Loan Parties under this Agreement and the other Loan Documents and (c) the due and punctual payment and performance of all obligations of the Company or any Subsidiary under or in connection with each Swap Agreement and cash management arrangement or agreement that (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Lender or an Affiliate of a Lender as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Lender or an Affiliate of a Lender at the time such Swap Agreement or cash management arrangement or agreement was entered into.

           "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Agreement.

           "PARTICIPANT" has the meaning set forth in Section 10.04.

           "PAYMENT LOCATION" shall mean an office, branch or other place of business of any Borrower.

           "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

           "PERFECTION CERTIFICATE" means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

           "PERMITTED ENCUMBRANCES" means:

           (a) Liens imposed by law for Taxes, fees, assessments or other governmental charges or levies that are not yet due and payable or are being contested in compliance with Section 5.04;

           (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, vendors' or lessors' Liens (and deposits to obtain the release of such Liens), set-off rights and other like Liens imposed by law (or contract, to the extent that such contractual Liens are similar in nature and scope to Liens imposed by law), in each case arising in the ordinary course of business and securing obligations that either (i) are not overdue by more than 60 days or (ii) are being contested in compliance with Section 5.04;

           (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, disability or unemployment insurance, old-age pensions, retiree health benefits and other similar plans or programs and other social security laws or regulations;

           (d) deposits (including deposits made to satisfy statutory or other legal obligations in connection with sweepstakes or similar contests) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

           (e) (i) easements, covenants, conditions, restrictions, zoning restrictions, building codes, land use laws, leases, subleases, licenses, rights of way, minor irregularities in, or lack of, title and similar encumbrances affecting real property, (ii) with respect to any lessee's or licensee's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof, with or without the lessee's or licensee's consent, and (iii) leases, licenses, rights and obligations in connection with patents, copyrights, trademarks, tradenames and other intellectual property, in each case that do not secure the payment of borrowed money (other than, with respect to any lessee's or licensee's interest in real or personal property, mortgages, liens, rights and obligations and other encumbrances arising by, through or under any owner, lessor or licensor thereof) to the extent, in the case of each of (i),
      (ii) and (iii), that the Liens referred to therein do not, in the aggregate, materially detract from the value of the affected property as used by the Company or any Subsidiary in the ordinary course of business or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

           (f) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

PROVIDED that "Permitted Encumbrances" shall not include any Lien securing
Debt.

           "PERMITTED INVESTMENTS" shall mean:

           (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

           (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

           (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any State thereof which has a short term deposit rating of A1 from S&P and P1 from Moody's and has a combined capital and surplus and undivided profits of not less than $500,000,000;

           (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

           (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

           "PERSON" means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

           "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

           "PLEDGE AGREEMENT" means the Pledge Agreement among the Company, the Collateral Agent and the Subsidiary Guarantors substantially in the form of Exhibit C.

           "PRIME RATE" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

           "RATINGS REQUIREMENT" shall mean the requirement that the Company's senior unsecured non-credit enhanced indebtedness for borrowed money be rated BBB- (with a stable outlook) or higher by S&P and Baa3 (with a stable outlook) or higher by Moody's (or, if the Company shall have no senior unsecured non-credit enhanced indebtedness for borrowed money, that the Company's corporate credit rating be BBB- (with a stable outlook) or higher by S&P and Baa3 (with a stable outlook) or higher by Moody's); PROVIDED that if at any time either Moody's or S&P, or both, shall no longer maintain a rating for the Company's senior unsecured non-credit enhanced indebtedness for borrowed money, or no longer maintain a corporate credit rating for the Company, as the case may be, the Administrative Agent and the Company may agree to determine the Ratings Requirement using the corresponding ratings level of one or more Nationally Recognized Statistical Rating Organizations (as defined in Rule 436 under the Securities Act of 1933).

           "REGISTER" shall have the meaning assigned to such term in Section 10.04(b).

           "REGISTERED NOTE" shall have the meaning assigned to such term in
Section 2.05(e).

           "REGULATION U" means Regulation U of the Board, as in effect from time to time.

           "REGULATION X" means Regulation X of the Board, as in effect from time to time.

           "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

           "REQUIRED LENDERS" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of aggregate Revolving Credit Exposures and unused Commitments at such time.

           "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Loans of such Lender.

           "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill.

           "SECURED PARTIES" has the meaning assigned to such term in the Pledge Agreement.

           "SECURITIZATION TRANSACTION" means any transfer by the Company or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of debt or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Debt or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

           "SECURITY DOCUMENTS" means the Pledge Agreement and the Foreign Pledge Agreements.

           "SENIOR NOTES" means the Company's 6-1/2% Senior Notes due 2011, as the same may be refinanced.

           "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

           "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

           "SUBSIDIARY" means any subsidiary of the Company.

           "SUBSIDIARY GUARANTOR" means a Borrowing Subsidiary.

           "SWAP AGREEMENT" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. The "principal amount" of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

           "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto (including without limitation any interest, penalties or other additions to tax).

           "TRANSACTIONS" means the execution, delivery and performance by the Loan Parties of the Loan Documents, the borrowing of Loans hereunder, the use of the proceeds of such Loans, the creation of the Guarantees hereunder and the creation of the Liens provided for in the Security Documents and the other transactions contemplated hereby.

           "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the LIBO Rate and the Alternate Base Rate.

           "UNITED STATES" and "U.S." each means the United States of America.

           "U.S. PERSON" means any Person that is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any State thereof or (iii) any estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

           SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan"). Borrowings also may be classified and referred to by Type (e.g., a "Eurodollar Borrowing").

           SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any reference herein to "the date hereof" or "the date of this Agreement" shall mean the date of this Amended and Restated Term Loan Agreement.

           SECTION 1.04. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof, including, without limitation, any covenant in Article VI, to eliminate the effect of any change in generally accepted accounting principles adopted after the Effective Date on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend any such provision for such purpose), then the Company's compliance with such provision shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Company and the Required Lenders.

                                   ARTICLE II

                                    THE LOANS

          SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Loans to any Borrower at any time and from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Loans.

          SECTION 2.02. LOANS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required. The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of Commitments) or such lesser amounts as the Administrative Agent may agree. All Loans shall be made in Dollars.

          (b) Subject to Section 2.10, each Loan shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. REQUESTS FOR BORROWINGS. To request each Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of such Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of any Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of any Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a

Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.05. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The outstanding principal amount of each Loan shall be due and payable on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time.

          (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Borrower, the Type and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note or notes payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns (in each such case, a "REGISTERED NOTE")) and in a form reasonably approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a Registered Note, to such payee and its registered assigns).

          SECTION 2.06. INTEREST ELECTIONS. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing

Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.07. FEES. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on June 30, 2005) and on the date on which the Commitment of such Lender shall have been terminated, a commitment fee (a "Commitment Fee"), which shall accrue at the Applicable Rate on the daily unused amount of the Commitment of such Lender during the preceding quarter (or other period commencing on the date hereof or ending with the date on which the Commitment of such Lender shall be terminated). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall be payable in arrears and shall commence to accrue on the date hereof and cease to accrue on the date on which the Commitment of such Lender shall have terminated and such Lender shall have no further Revolving Credit Exposure.

          (b) The Company agrees to pay to the Administrative Agent, for its own account, the administrative and other fees separately agreed to by the Company and the Administrative Agent (collectively, the "Administrative Fees").

          (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances other than to correct errors in payment.

          SECTION 2.08. INTEREST ON LOANS. (a) Subject to the provisions of
Section 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate from time to time in effect.

          (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for other periods) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate from time to time in effect.

          (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable Adjusted LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.09. DEFAULT INTEREST. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest from and including the date of such default, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed as provided in Section 2.08) equal to the higher of (a) the rate, if any, otherwise applicable to such amount hereunder plus 2% per annum and (b) the Alternate Base Rate plus the Applicable Rate from time to time in effect plus 2% per annum.

          SECTION 2.10. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined (i) that deposits in Dollars in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market or any other market in which the Lenders shall be funding such Loans,
(ii) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (iii) that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Company and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, any affected Borrowing shall bear interest at the Alternate Base Rate. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

          SECTION 2.11. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, the Commitments shall be automatically and permanently terminated on the Maturity Date.

          (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made (A) which would reduce the Commitments to an amount less than the sum of the aggregate Revolving Credit Exposures or (B) which would reduce any Lender's Commitment to an amount that is less than such Lender's Revolving Credit Exposure.

          (c) Each reduction in the Commitments pursuant to this Section 2.11 shall be made ratably among the Lenders in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Commitments, the Commitment Fees on the amount of the Commitments so terminated accrued through the date of such termination or reduction.

          SECTION 2.12. MANDATORY OFFER TO REDUCE COMMITMENTS. (a) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Asset Sale, other than Net Cash Proceeds in an aggregate amount not greater than $50,000,000 received during any fiscal year of the Company, the Company shall promptly notify the Administrative Agent thereof and shall offer permanently to reduce the Commitments by an aggregate amount equal to the lesser of (i) 100% of such Net Cash Proceeds and
(ii) the amount by which the aggregate Commitments exceed $200,000,000 (a "REDUCTION OFFER"); PROVIDED that if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Company intends to apply or cause one or more Subsidiaries to apply such Net Cash Proceeds (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Cash Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Company and the Subsidiaries, and certifying that no Default has occurred and is continuing, then a Reduction Offer shall be required only in the event that any such Net Proceeds have not been so applied by the 350th day after the receipt of such Net Cash Proceeds, and the amount by which the Company shall be required to offer to reduce the Commitments shall be equal to the lesser of (i) the amount of such Net Cash Proceeds not so applied by the 365th day after receipt of such Net Cash Proceeds and (ii) the amount by which the aggregate Commitments exceed $200,000,000 on such 365th day. Notwithstanding the foregoing, no Reduction Offer shall be required to be made at any time when (i) the Ratings Requirement shall be satisfied or (ii) the Senior Notes shall no longer be outstanding or the related indenture shall have been amended in a manner satisfactory to the Administrative Agent to eliminate any requirement that proceeds of Asset Sales be applied to redeem any Senior Notes.

          (b) Each Reduction Offer shall be made in writing, shall specify the date on which reductions of the Commitments are to become effective (which date shall be not sooner than the 10th day and not later than the 15th day after the date of the Reduction Offer) and shall be delivered to the Administrative Agent, which shall promptly notify each Lender of the contents thereof. Each Lender shall, by notice to the Company and the Administrative Agent given not less than 10 days after the date of the Reduction Offer, either accept the offer to reduce its Commitment by all or a portion of such Lender's Applicable Percentage of the amount of the Reduction Offer (any Lender so accepting the offer to reduce its Commitment being called a "REDUCING LENDER") or decline to reduce its Commitment (and any Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to reduce its Commitment). The Commitments of Lenders that have accepted the Reduction Offer shall be reduced in accordance with the terms of such Reduction Offer and such acceptances on the effective date specified in the Reduction Offer.

          (c) On the effective date of and after giving effect to any reduction of Commitments pursuant to this Section, the Borrowers shall prepay the Loans of the Reducing Lenders in such amounts as shall be necessary in order that each Lender's outstanding Loans shall be in a principal amount equal to such Lender's Applicable Percentage of the aggregate principal amount of the outstanding Loans. Any prepayments made pursuant to this paragraph in respect of Eurodollar Loans shall be subject to indemnification by the Borrowers pursuant to the provisions of
Section 2.17 if such prepayments occur other than on the last day of the Interest Period relating thereto and breakage costs result.

          SECTION 2.13. INCREASE IN COMMITMENTS. (a) The Company may on one or more occasions, by written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the total Commitments be increased by an amount not less than $50,000,000; PROVIDED that the aggregate amount of all increases in the Commitments under this Section shall not exceed $200,000,000. Each such notice shall set forth the amount of the requested increase in the total Commitments, and the date on which such increase is requested to become effective (which shall be not less than 30 days or more than 60 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Company and the Administrative Agent given not more than 10 Business Days after the date of the Company's notice, either agree to increase its Commitment by all or a portion of the offered amount (each Lender so agreeing being an "INCREASING LENDER") or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 Business Days shall be deemed to have declined to increase its Commitment) (each Lender so declining or deemed to have declined being a "NON-INCREASING LENDER"). In the event that, on the 10th Business Day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the total Commitments requested by the Company, the Company may arrange for one or more Persons(any such Person being called an "AUGMENTING LENDER"), which may include any Lender, to extend Commitments, or increase their existing Commitments, as the case may be, in an aggregate amount equal to the unsubscribed amount; PROVIDED that each Augmenting Lender, if not already a Lender hereunder or an Affiliate of such a Lender or an Approved Fund, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and the Borrowers and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence the Commitment of such Augmenting Lender and/or its status as a Lender hereunder. Any increase in the total Commitments may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

          (b) On the effective date (the "INCREASE EFFECTIVE DATE") of any increase in the total Commitments pursuant to this Section (the "COMMITMENT INCREASE"), (i) the aggregate principal amount of the Loans outstanding (the "INITIAL LOANS") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid, (ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's Applicable Percentage

(calculated after giving effect to the Commitment Increase), multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase), multiplied by (2) the amount of the Initial Loans, (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, and (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the excess of (A) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Initial Loans, over (B) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings, (v) after the effectiveness of the Commitment Increase, the applicable Borrowers shall be deemed to have made new Borrowings (the "SUBSEQUENT BORROWINGS") in an aggregate principal amount equal to the aggregate principal amount of the Initial Loans and of the types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03, (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase) and (vii) the applicable Borrowers shall pay each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Initial Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Borrowers pursuant to the provisions of
Section 2.17 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto and breakage costs result.

          (c) Increases and new Commitments pursuant to this Section shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of paragraph (a) above.

          (d) Notwithstanding the foregoing, no increase in total Commitments (or in any Commitment of any Lender) or addition of an Augmenting Lender shall become effective under this Section unless, (i) on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 3.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the chief financial officer of the Company, and (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under clauses (f) and (h) of Section 3.01 as to the corporate power and authority of the applicable Borrowers to borrow hereunder after giving effect to such increase.

          SECTION 2.14. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, subject to prior notice in accordance with paragraph (b) of this Section, in whole or in part, without premium or penalty (but including amounts owed under Section 2.17).

          (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11 or Section 2.12, the Borrowers shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate Revolving Credit Exposures will not exceed total Commitments, after giving effect to such termination or reduction.

          (c) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of prepayment (or such shorter time as the Administrative Agent may agree). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that is at least $10,000,000 (or, if smaller, the amount of such Borrowing), or such lesser amount as the Administrative Agent may agree, and an integral multiple of $1,000,000 (or, if smaller, the amount of such Borrowing), or such lesser amount as the Administrative Agent may agree, except as necessary to fully apply the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.08. All prepayments under this Section 2.14 shall be subject to Section 2.17 but otherwise without premium or penalty.

          SECTION 2.15. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein but subject to paragraph (d) below and to Section 2.22, if any Change in Law shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender, or shall result in the imposition on any Lender or the London interbank market or any other market in which the funding operations of any Lender shall be conducted of any other condition, in any such case, affecting this Agreement, such Lender's Commitment or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Company and the applicable Borrower agree to pay such additional amount or amounts as will compensate such Lender for such additional costs or reduction.

     (b) If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then the Company and the applicable Borrower agree to pay to such Lender from time to time such additional amount or amounts as will compensate such Lender for such reduction.

          (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined, shall be delivered to the Company with a copy to the Administrative Agent and shall be conclusive absent manifest error. The Company or the applicable Borrower, as the case may be, shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

          (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation with respect to such period or any other period, except that no Lender shall be entitled to any compensation under this
Section 2.15 for any costs incurred or reduction suffered with respect to any date unless such Lender shall have notified the Company that it will demand compensation for such costs or reductions under paragraph (c) above not more than 60 days after the later of (i) such date and (ii) the date on which such Lender shall have become aware of such costs or reductions. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, rule, regulation or guideline or any Change in Law. Notwithstanding any other provision in this
Section 2.15, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any. If any Lender shall receive as a refund any moneys from any source in respect of any increased cost or reduction that it has identified on any certificate provided pursuant to paragraph (c) above, to the extent that the Company or any Borrower has previously paid the Lender any compensation in respect thereof, the Lender shall promptly forward such refund to the Company or such Borrower, as the case may be, without interest.

          SECTION 2.16. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if any Change in Law shall make it unlawful for any Lender or its applicable lending office to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, such Lender shall give written notice thereof to the Company and to the Administrative Agent and as long as such illegality, limitation or impracticality continues to exist, such Lender:

          (i) may declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, and any request by any Borrower for Eurodollar Loans shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

          (ii) shall promptly enter into negotiations with the Company and negotiate in good faith to agree to a solution to such illegality, limitation or impracticability; PROVIDED, HOWEVER, that if such an agreement has not been reached by the date at which the applicable notice becomes effective as provided in paragraph (b) below, the affected Eurodollar Loans shall be automatically converted on such date into ABR Loans.

          (b) For purposes of this Section 2.16, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

          (c) Each Lender that has delivered a notice pursuant to paragraph (a) above, if the circumstances giving rise to such notice cease to exist, shall notify each applicable Borrower thereof as soon as practicable.

          SECTION 2.17. INDEMNITY. Each Borrower agrees to indemnify each Lender making any Loan to it against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by any Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, (b) any payment, prepayment or conversion of a Loan to such Borrower required by any other provision of this Agreement or otherwise made or deemed made, or any purchase required pursuant to the provisions of Section 2.22(b) (except pursuant to Sections 2.22(b)(iii) or (iv)), on a date other than the last day of the Interest Period, if any, applicable thereto or (c) any default by such Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise), including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced or not borrowed (which in the case of a Eurodollar Loan will be assumed to be the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the manner in which such amount or amounts shall have been determined shall be delivered to such Borrower with a copy to the Administrative Agent and shall be conclusive absent manifest error.

          SECTION 2.18. PRO RATA TREATMENT. Each Borrowing, each payment of the Commitment Fees and each reduction of the Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments. Each continuation, payment or prepayment of principal of any Borrowing and each refinancing or conversion of any Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Loans comprising such Borrowing. Each payment of interest on any Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Loans comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole unit amount.

          SECTION 2.19. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (other than as provided in Section 2.16 or pursuant to an assignment under Section 2.22 or Section 10.04), obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.19 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender by reason thereof as fully as if such Lender had made a Loan in the amount of such participation.

         SECTION 2.20. PAYMENTS. (a) Each Borrower shall make each payment (including the principal of or interest on any Borrowing made by it or any Fees or other amounts payable by it) hereunder from a Payment Location in the United States not later than 12:00 noon, New York City time, on the date when due in Dollars to the

Administrative Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds without set-off, counterclaim or deduction of any kind. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

          (b) Whenever any payment (including the principal of or interest on any Borrowing or any Fees or other amount) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.21. TAXES. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as determined in good faith by the Administrative Agent or the applicable Lender to be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrowers shall indemnify the Administrative Agent and each Lender within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

          (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 2.21, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.21 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

          SECTION 2.22. DUTY TO MITIGATE; ASSIGNMENT OF RIGHTS UNDER CERTAIN CIRCUMSTANCES. (a) Any Lender claiming any additional amounts payable pursuant to Section 2.15, or 2.21, or exercising its rights under Section 2.16, shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office or to take such other actions as may reasonably be requested by the Company if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the reasonable determination of such Lender, be otherwise disadvantageous to such Lender.

          (b) In the event that (i) any Lender shall have delivered a notice or certificate pursuant to Section 2.15 or 2.16, (ii) any Borrower shall be required or reasonably believes it will be required, to make additional payments to any Lender under Section 2.21, (iii) any Lender shall become, or a substantial part of the property of any Lender shall become, the subject of any receivership or similar proceeding or (iv) any Lender shall default on its commitment to lend hereunder, the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse, free and clear of all deductions and withholding (in accordance with, upon the terms of and subject to the restrictions contained in Section 10.04), all interests, rights and obligations contained hereunder to another financial institution or to another Lender which shall assume such obligations; PROVIDED that (A) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (B) the assignee or the Company, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and the interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

                                   ARTICLE III

                                   CONDITIONS

          SECTION 3.01. EFFECTIVENESS. The obligations of the Lenders under this Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agent shall have received counterparts hereof signed by each of the parties hereto.

          (b) The representations and warranties set forth in Article IV shall be true and correct in all material respects on the Effective Date.

          (c) The Borrowers shall be in compliance with all the terms and provisions set forth herein on their part to be observed or performed, and at the time of and immediately after the Effective Date, no Event of Default or Default shall have occurred and be continuing.

          (d) The Collateral Requirement shall be satisfied.

          (e) The Agents shall have received a certificate, signed by a Financial Officer of the Company, confirming the satisfaction of the conditions set forth in paragraphs (b) and (c) above on and as of the Effective Date, after giving effect to the Transactions occurring on or prior to such date.

          (f) The Agents shall have received written opinions of (i) Clifford H.
     R. DuPree, Associate General Counsel of the Company; (ii) Wachtell, Lipton, Rosen & Katz, counsel to the Borrowers; (iii) opinions of foreign counsel in Germany and the United Kingdom, each addressing such matters relating to the pledge of Equity Interests of Subsidiaries organized in the applicable jurisdiction as the Agents shall reasonably have requested and in form and substance reasonably acceptable to the Agents.

          (g) The Agents shall have received a completed Perfection Certificate dated the Effective Date and signed by a Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (h) The Agents shall have received, on behalf of the Lenders (i) a copy of the certificate or articles of incorporation or other organizational documents, including all amendments thereto, of each of the Loan Parties, certified as of a recent date by the Secretary of State (or other appropriate governmental authority) of the state of its organization;
     (ii) a certificate as to the good standing or subsistence, to the extent available, of each of the Loan Parties as of a recent date, from the appropriate Secretary of State (or other appropriate governmental authority) or other evidence reasonably satisfactory to the Agents as to the good standing of such Loan Party; (iii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or other organizational documents of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or other analogous governing body) and, where applicable, the Executive Committee of such Board of Directors) of such Loan Party (and, if necessary, resolutions duly adopted by the shareholders or other equity owners of such Loan Party) authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or is to be a party and the Transactions, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above; and (v) such other documents as the Lenders or Cravath, Swaine & Moore LLP, counsel for the Agents, may reasonably request related to the foregoing.

          (i) The commitments of the lenders under the Existing Term Loan Agreement and the Existing Five-Year Credit Agreement shall have been terminated and the principal of and interest accrued on the loans outstanding thereunder, all fees and other amounts accrued or otherwise due thereunder, shall have been paid in full and all Commitments thereunder shall have been cancelled.

          (j) All fees and other amounts due and payable hereunder on or prior to the Effective Date, including, to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by any Borrower hereunder, shall have been paid.

          SECTION 3.02. BORROWINGS. The obligation of each Lender to make a Loan on the occasion of any Borrowing hereunder, is subject to the satisfaction of the following conditions:

          (a) The Administrative Agent shall have received a notice of borrowing as required by Section 2.03.

          (b) Immediately prior to and after such Borrowing, no Default shall have occurred and be continuing.

          (c) The representations and warranties of the Company and the applicable Borrower contained in Article IV of this Agreement shall be true in all material respects on and as of the date of such Borrowing; provided that, notwithstanding the foregoing, the representations and warranties contained in Sections 4.04(b) and 4.06(a) hereof shall not be required to be true on the date of a Borrowing if (i) the Ratings Requirement shall be satisfied on the date of such Borrowing and (ii) the proceeds of such Borrowing will be used to repay commercial paper maturing on such date.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company and the applicable Borrower on the date of such Borrowing as to the matters specified in clauses (b) and (c) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

           The Company, as to itself and each of its Subsidiaries, represents and warrants to the Agents and each of the Lenders, as of the Effective Date, as follows:

          SECTION 4.01. ORGANIZATION; POWERS. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, in the case of Subsidiaries that are not Material Subsidiaries, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect), has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 4.02. AUTHORIZATION; ENFORCEABILITY. Except as set forth in
Schedule 4.02, the Transactions are within the corporate powers of each Borrower and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and each Borrowing Subsidiary and constitutes (assuming due execution by the Lenders and the Agents), and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute (assuming due execution by the Lenders and the Agents), a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 4.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. Except as set forth in Schedule 4.03, the Transactions (a) do not require any consent or approval of, registration or filing with or other action by any Governmental Authority, (b) will not violate any applicable material law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Material Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture or other material agreement or instrument binding upon the Company or any of its Material Subsidiaries or any assets of any of them, or give rise to a right thereunder to require any payment to be made by the Company or any of its Material Subsidiaries, and (d) will not result in the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any asset of the Company or any of its Material Subsidiaries.

          SECTION 4.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2004, reported on by KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended December 31, 2004, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

          (b) Since June 30, 2004, there has been no change that would constitute a material adverse change in the business, assets, results of operations or financial condition of the Company and its Subsidiaries taken as a whole.

          SECTION 4.05. PROPERTIES. (a) Each of the Company and its Subsidiaries has good title to all its real and personal property purportedly owned by it and material to its business, except for defects or lack of title that could not reasonably be expected to result in a Material Adverse Effect.

          (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, except where lack of ownership or of any license could not reasonably be expected to result in a Material Adverse Effect, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or (ii) that assert the invalidity or unenforceability of or otherwise challenge this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) is in material violation of any Environmental Law or has failed to obtain, maintain or comply with any material permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis reasonably likely to result in any Environmental Liability.

          SECTION 4.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Neither the Company nor any of its Subsidiaries is in violation of any law, regulation or order of any Governmental Authority applicable to it or its property or any indenture, agreement or other instrument binding upon it or its property, where such violation, individually or in the aggregate with other violations, could reasonably be expected to have a Material Adverse Effect.

          SECTION 4.08. NOT AN INVESTMENT COMPANY OR HOLDING COMPANY. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 4.09. TAXES. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed all returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

       SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

          SECTION 4.11. DISCLOSURE. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made.

          SECTION 4.12. FEDERAL RESERVE REGULATIONS. (a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (as defined in Regulation U).

          (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation U or X. Not more than 25% of the assets of the Company or the Company and the Subsidiaries taken as a whole that are subject to the restrictions of Sections 6.02 and 6.04 will at any time constitute margin stock.

          SECTION 4.13. SUBSIDIARIES. At the Effective Date, except as set forth in Schedule 4.13, all the issued and outstanding Equity Interests of each of the Subsidiaries have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by it free and clear of all Liens (other than Liens permitted under Section 6.02), and there are no options, warrants, calls, conversions or exchange rights, commitments or agreements of any character obligating any of the Subsidiaries to issue, deliver or sell additional shares of capital stock of any class or any securities convertible into or exchangeable for any such capital stock or any additional partnership or other Equity Interests. Schedule 4.13 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company, in each case as of the Effective Date.

          SECTION 4.14. SECURITY DOCUMENTS. Subject to the provisions of Section 10.14, the Pledge Agreement creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) securing the Obligations, subject to Liens permitted under Section 6.02, and constitutes a fully perfected Lien on all right, title and interest of the Loan Parties in the Collateral prior and superior to the rights of any other Person, subject only to Liens permitted under Section 6.02.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

           Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Company covenants and agrees with the Lenders that:

          SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Agents and each Lender:

          (a) within 15 days of each date the Company is required to file a report on Form 10-K for any fiscal year with the Securities Exchange Commission (without giving effect to any extension of such due date), its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 15 days of each date the Company is required to file a report on Form 10-Q for any fiscal quarter with the Securities Exchange Commission (without giving effect to any extension of such due date), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, or such other financial statements required to be included in Securities and Exchange Commission Form 10-Q, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth calculations demonstrating that the Company is in compliance with Sections
     6.08 and 6.09 and (iii) if any change in GAAP has occurred since the last date of delivery of financial statements and has had a material effect on the financial statements of the Company, specifying such effect, unless such effect is noted in such financial statements;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

          (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to the clauses above shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted on the Company's website on the Internet at www.rd.com (or such other address as the Company shall provide to the Lenders) or by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov (and a confirming electronic correspondence shall have been delivered or caused to be delivered to the Administrative Agent and each Lender providing notice of such posting or availability); PROVIDED that the Borrower shall deliver paper copies of such information to the Administrative Agent for any Lender that requests such delivery through the Administrative Agent. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

          SECTION 5.02. NOTICES OF MATERIAL EVENTS. Upon becoming aware of any of the following, the Company will furnish to the Agents and each Lender prompt written notice thereof:

          (a) the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event or event that would be an ERISA Event if the Administrative Agent or the Required Lenders made the determination referred to in the definition of ERISA Event, in each case, that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

          (d) any other development that results in, or, in the judgment of the Company, could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, patents, copyrights, trademarks, tradenames and franchises material to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale, transfer, lease or other disposition permitted under Section 6.04.

          SECTION 5.04. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its Debt (and other obligations, including Tax liabilities) before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05. MAINTENANCE OF PROPERTIES; INSURANCE. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similar companies engaged in the same or similar businesses operating in the same or similar locations; PROVIDED that the Company and its Subsidiaries may (i) self-insure against such risks and in such amounts as are usually self-insured by similar companies engaged in the same or similar businesses operating in the same or similar locations and (ii) elect not to carry publisher's liability insurance or terrorism insurance.

          SECTION 5.06. BOOKS AND RECORDS; INSPECTION RIGHTS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours as reasonably requested.

          SECTION 5.07. COMPLIANCE WITH LAWS. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08. USE OF PROCEEDS. The proceeds of the Loans will be used to repay amounts outstanding under the Existing Term Loan Agreement and the Existing Five-Year Credit Agreement, and for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

          SECTION 5.09. INFORMATION REGARDING COLLATERAL. The Company will furnish to the Administrative Agent and to Cravath, Swaine & Moore LLP, Attn:
James D. Cooper or such other Person as the Administrative Agent shall specify, prompt written notice of any change (i) in any Loan Party's corporate name, (ii) in any Loan Party's jurisdiction of organization, (iii) in any Loan Party's identity or corporate structure, (iv) in any Loan Party's Federal Taxpayer Identification Number or organizational identification number and (v) in the ownership of any Equity Interests pledged under the Pledge Agreement. The Company agrees not to effect or permit any change referred to in the preceding sentence until the Company has notified the Collateral Agent in writing of such change, and that prior to or promptly after any such change the Company will take all such actions as may be required in order that the Collateral Agent shall continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

          SECTION 5.10. FURTHER ASSURANCES. The Company will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all further reasonable actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Company agrees to give the Collateral Agent prompt written notice of the formation or acquisition of any Subsidiary the Equity Interests of which are required to be pledged pursuant to the Collateral Requirement. The Company also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Pledge Agreement.

          SECTION 5.11. COMPLIANCE WITH FEDERAL RESERVE REGULATIONS. The Company and its Subsidiaries will comply with all rules, regulations and restrictions of the Regulations of the Board, including Regulation U and X.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Company covenants and agrees with the Lenders that:

          SECTION 6.01. DEBT AND PREFERRED STOCK OF SUBSIDIARIES. (a) The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Debt, except:

          (i) Debt outstanding on the Effective Date and set forth on Schedule 6.01;

          (ii) Debt created under the Loan Documents;

          (iii) Debt of any Subsidiary to the Company or any other Subsidiary that in either case shall not have been transferred or pledged to any third party;

          (iv) Debt of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Debt that do not increase the outstanding principal amount thereof; PROVIDED that (A) such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Debt permitted by this clause (iv) shall not exceed $50,000,000 at any time outstanding;

          (v) Debt of any Person that shall have become a Subsidiary after the Effective Date; PROVIDED that such Debt shall have existed at the time such Person becomes a Subsidiary and shall not have been created in contemplation of or in connection with such Person becoming a Subsidiary;

          (vi) Debt refinancing or replacing any of the Debt referred to in the preceding clauses (i) through (v); provided that (A) the principal amount of such refinancing or replacement Debt shall not exceed that of the Debt refinanced or replaced, (B) the maturity and weighted average life to maturity of such refinancing or replacement Debt shall not be less than the remaining maturity and weighted average life to maturity of the Debt refinanced or replaced and (C) the obligors on such refinancing or replacement Debt shall not include Subsidiaries that were not obligors in respect of the Debt refinanced or replaced;

          (vii) Debt of any Subsidiary as an account party in respect of trade letters of credit employed in the ordinary course of business; and

          (viii) other Debt that, when aggregated with the aggregate outstanding Debt of the Company secured by Liens permitted pursuant to Section 6.02(n) and the aggregate sale price of the assets sold in sale and leaseback transactions permitted pursuant to Section 6.03, shall at no time exceed 10.0% of Consolidated Assets.

          (b) The Company will not permit any Subsidiary to issue any preferred stock or other preferred Equity Interest, other than any preferred stock or other preferred Equity Interest held by the Company or another Subsidiary.

          SECTION 6.02. LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Permitted Encumbrances;

          (b) any Lien on any property or asset of the Company or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof as of the date hereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof as of such date;

          (d) any Lien on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; PROVIDED that (i) such Lien and the Debt secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (ii) the Debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary;

          (e) any Lien on the property or assets of any Subsidiary of the Company in favor of the Company or any wholly owned Subsidiary;

          (f) any Lien on equipment (including printing presses and data-processing equipment) owned by the Company or any Subsidiary and located on the premises of any supplier and used in the ordinary course of the Company's or such Subsidiary's business;

          (g) any judgment or judicial attachment Lien with respect to any judgment that does not constitute an Event of Default;

          (h) any Lien securing any reimbursement, indemnification or similar obligation or liability incurred in connection with any letter of credit, letter of guaranty, banker's acceptance, bill of exchange or similar instrument to backstop trade obligations (but not Debt) of the Company or a Subsidiary;

          (i) any Lien imposed by law where (x) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or any Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (y) the failure to remove such Lien could not reasonably be expected to result in a Material Adverse Effect;

          (j) any Lien deemed to exist by virtue of any Capital Lease Obligation not otherwise prohibited hereunder;

          (k) any Lien arising under any Loan Document;

          (l) any Lien on assets of a Subsidiary that is not a Material Subsidiary securing obligations that do not constitute Debt;

          (m) other Liens arising in the ordinary course of business that do not secure Debt and do not interfere with the material operations of the Company and the Subsidiaries and do not individually or in the aggregate materially impair the value of the assets of the Company and the Subsidiaries;

          (n) other Liens securing Debt that, when aggregated with the Debt of Subsidiaries permitted under Section 6.01(a)(viii) and the aggregate sale price of the assets sold in sale and leaseback transactions permitted under
     Section 6.03, does not exceed 10.0% of Consolidated Assets at any time; and

          (o) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing clauses (other than clause (n)), PROVIDED that (i) the obligations secured thereby shall be limited to the obligations secured by the Lien so extended, renewed or replaced (and, to the extent provided in the foregoing clauses, extensions, renewals and replacements thereof) and
     (ii) such Lien shall be limited to all or a part of the assets that secured the Lien so extended, renewed or replaced.

          SECTION 6.03. SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; PROVIDED, HOWEVER, that, notwithstanding the above, the Company or any Subsidiary may engage in any other sale and leaseback transactions if the aggregate sale price of the assets sold in such other transactions, when aggregated with the Debt of Subsidiaries permitted under Section 6.01(a)(viii) and the Debt secured by Liens permitted pursuant to Section 6.02(n), does not exceed 10.0% of Consolidated Assets at any time.

          SECTION 6.04. FUNDAMENTAL CHANGES. (a) The Company will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Material Subsidiaries) constituting all or substantially all the assets of the Company and the Subsidiaries on a consolidated basis (whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) the Company or any Subsidiary may merge or consolidate with any Person; PROVIDED that (A) in the case of any merger or consolidation involving the Company, either (x) the Company shall be the continuing or surviving corporation or (y) the continuing or surviving corporation shall be organized under the laws of the United States or any State thereof and shall assume all of the Company's obligations under this Agreement in a manner reasonably acceptable to the Arrangers and (B) in the case of any merger or consolidation involving a Subsidiary (other than a merger or consolidation with the Company), the surviving entity shall be a Subsidiary,
(ii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to another Subsidiary and (iii) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

          (b) The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type, or involving similar themes, content and customer orientation, as the business conducted by the Company and its Subsidiaries on the date hereof and businesses reasonably related thereto.

          SECTION 6.05. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any material property or assets to, or purchase, lease or otherwise acquire any material property or assets from, or otherwise engage in any other material transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among any wholly owned Subsidiary and the Company or any other wholly owned Subsidiary not involving any Affiliate that is not a wholly owned Subsidiary, (c) payments made and other transactions entered into in the ordinary course of business with officers and directors of the Company or any Subsidiary, and consulting fees and expenses incurred in the ordinary course of business payable to former officers or directors of the Company or any Subsidiary, (d) reclassifications or changes in the terms of or other transactions relating to Equity Interests in the Company held by Affiliates that do not involve the payment of any consideration (other than Equity Interests of the Company) or any other transfer of value by the Company or any Subsidiary to any such Affiliate, and (e) any payments by the Company or any Subsidiary to or on behalf of any Affiliate of the Company or any Subsidiary in connection with out-of-pocket expenses incurred in connection with any public or private offering, other issuance or sale of stock by the Company or an Affiliate of the Company or other transaction for the benefit of the Company or any Subsidiary; PROVIDED, HOWEVER, that this Section shall not limit the operation or effect of, or any payments under, (i) any license, lease, service contract, purchasing agreement, disposition agreement or similar arrangement entered into in the ordinary course of business between any Subsidiary and the Company or any other Subsidiary or (ii) any joint venture to which the Company or any Subsidiary is a party entered into in connection with, or reasonably related to, its lines of business.

          SECTION 6.06. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to guarantee Debt of the Company or any other Subsidiary; PROVIDED that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) restrictions and conditions with respect to a Person that is not a Subsidiary on the date hereof, which restrictions and conditions are in existence at the time such Person becomes a Subsidiary and are not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary and (c) provisions limiting loans, advances, guarantees or other investments or Restricted Payments (as defined in the Existing Term Loan Agreement) by Subsidiaries that are not more restrictive than the provisions related to loans, advances, guarantees or other investments or Restricted Payments by Subsidiaries set forth in Section 6.06 or
Section 6.10(a) of the Existing Term Loan Agreement.

          SECTION 6.07. SWAP AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities or to take advantage of reduced interest rates by converting fixed rate obligations to floating rate obligations.

          SECTION 6.08. CONSOLIDATED INTEREST COVERAGE RATIO. The Company will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters ending after the date hereof to be less than 3.00 to 1.00.

          SECTION 6.09. CONSOLIDATED LEVERAGE RATIO. The Company will not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.25 to 1.00.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

          If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

          (b) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (c) any Borrower shall fail to pay any interest on any Loan or any Fee or any other amount (other than an amount referred to in clause (b) above) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, Section 5.03 (with respect to any Borrower's existence) or Section 5.08 or in Article VI;

          (e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c) or (d) above), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

          (f) (i) the Company or any Material Subsidiary shall fail to make any payment of principal, interest or other amounts in respect of any Material Debt, when and as the same shall become due and payable (or, in the case of payments other than principal payments, within any applicable grace period), or (ii) any other event or condition occurs that results in any Material Debt becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (ii) shall not apply to (A) secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt or (B) any mandatory redemption of Senior Notes required to be made with the proceeds of any asset sale;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets; and, in each case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause
     (h)(i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Company or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (j) one or more judgments for the payment of money in an aggregate amount (to the extent not covered by insurance) in excess of $20,000,000 shall be rendered against the Company, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Material Subsidiary to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in any liability of the Company and its Subsidiaries in an aggregate amount not exceeding $10,000,000 or could reasonably be expected to result in a Material Adverse Effect;

          (l) a Change in Control shall occur;

          (m) any material provision of the Guarantee or Pledge Agreement, or of any other Security Document relating to any material portion of the Collateral, shall, for any reason, not be, or shall be asserted in writing by the Company or any Subsidiary not to be, in full force and effect, or otherwise valid, binding and enforceable against any person purported to be bound by it; or

          (n) any Lien purported to be created under the Pledge Agreement or any other Security Document, in each case, with respect to any material portion of the Collateral shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected first priority Lien (subject only to Liens permitted under Section 6.02) on such Collateral, except as a result of the release of such Collateral pursuant to the provisions of this Agreement or the Security Documents then, and in every such event (other than an event with respect to any Borrower described in clause (g), (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (g), (h) or (i) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other liabilities of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

           Upon the occurrence and during the continuance of any Event of Default the Administrative Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, instruct the Collateral Agent to exercise any remedies available to it under any Security Document.

                                  ARTICLE VIII

                                   THE AGENTS

           Each of the Lenders hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

           The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

           The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to the Company or any of its Subsidiaries. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Required Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or wilful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by the Company or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

           The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by them, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

           The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

           Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the Company's written consent (which shall not be unreasonably withheld or delayed and shall not be required from the Company if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the Company's written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

           Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

           None of the Joint Lead Arrangers, the Syndication Agent or the Co-Documentation Agents named on the cover page of this Agreement shall, in its capacity as such, have any duties or responsibilities under this Agreement (other than, in the case of the Joint Lead Arrangers, those described in Section 6.04).

                                   ARTICLE IX

   JOINT AND SEVERAL LIABILITY OF BORROWERS; GUARANTEE; SUBSIDIARY GUARANTEES

           SECTION 9.01. JOINT AND SEVERAL LIABILITY OF BORROWERS. Notwithstanding any other provision of this Agreement, it is agreed that each Borrower shall be fully liable, both severally and jointly with the other Borrowers, for the full amount of the Obligations, whether incurred by such Borrower or by any other Borrower.

           SECTION 9.02. GUARANTEE. In order to induce the Lenders to extend credit to the Borrowing Subsidiaries hereunder, and without limiting the provisions of Section 9.01, the Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the Obligations of the Borrowing Subsidiaries. The Guarantor also agrees that the Obligations of the Borrowing Subsidiaries may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

           The Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations of the Borrowing Subsidiaries, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not be affected by the failure of any Lender or the Agents to assert any claim or demand or to enforce any right or remedy under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.

           The Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of any Borrowing Subsidiary or any other person.

           The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations of the Borrowing Subsidiaries, any impossibility in the performance of such Obligations or otherwise and regardless of any law, regulation or order of any jurisdiction, or any other event, affecting any term of any such Obligation or any Lender's rights with respect thereto. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agents or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, except as specifically provided therein, in the performance of the Obligations of the Borrowing Subsidiaries, by any release of any other guarantor, or by any other act or omission which may or might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor as a matter of law or equity.

           The Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation of the Borrowing Subsidiaries is rescinded or must otherwise be restored by the Agents or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

           In furtherance of the foregoing and not in limitation of any other right which the Agents or any Lender may have at law or in equity against the Guarantor by virtue hereof, upon the failure of any Borrowing Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Agents, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation.

           Upon payment by the Guarantor of any sums as provided above, all rights of the Guarantor against any Borrowing Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations, the Guarantor hereby agreeing that it will not assert any claim in respect of such rights until all the Obligations shall have been indefeasibly paid in full.

           SECTION 9.03. SUBSIDIARY GUARANTEES. In order to induce the Lenders to extend credit to the Borrowers hereunder, and without limiting the provisions of Section 9.01, each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Subsidiary Guarantor also agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

           Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to the Company or any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of each Subsidiary Guarantor hereunder shall not be affected by the failure of any Lender or the Agents to assert any claim or demand or to enforce any right or remedy under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.

           Each Subsidiary Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that any resort be had by any Lender to any balance of any deposit account or credit on the books of any Lender in favor of the Company, any Borrower or any other Person.

           The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of such Obligations or otherwise and regardless of any law, regulation or order of any jurisdiction, or any other event, affecting any term of any such Obligation or any Lender's rights with respect thereto. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agents or any Lender to assert any claim or demand or to enforce any remedy under this Agreement or under any other Loan Document or any other agreement, by any waiver or modification in respect of any thereof, by any default, failure or delay, wilful or otherwise, except as specifically provided therein, in the performance of the Obligations, by any release of any other guarantor, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

           Each Subsidiary Guarantor further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Agents or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

           In furtherance of the foregoing and not in limitation of any other right which the Agents or any Lender may have at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of any Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Agents, forthwith pay, or cause to be paid, in cash the amount of such unpaid Obligation.

           Upon payment by any Subsidiary Guarantor of any sums as provided above, all rights of such Subsidiary Guarantor against the Company or any Borrower arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full of all the Obligations, each Subsidiary Guarantor hereby agreeing that it will not assert any claim in respect of such rights until all the Obligations shall have been indefeasibly paid in full.

           In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to the immediately preceding paragraph), the Company agrees that in the event a payment shall be made by any Subsidiary Guarantor under this Section, the Company shall indemnify such Subsidiary Guarantor for the full amount of such payments and shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

           Each Subsidiary Guarantor (a "CONTRIBUTING GUARANTOR") agrees (subject to the seventh paragraph of this Section 9.03) that in the event a payment shall be made by any other Subsidiary Guarantor hereunder in respect of any Obligation and such other Subsidiary Guarantor (the "CLAIMING GUARANTOR") shall not have been fully indemnified by the Company as provided in the immediately preceding paragraph, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor of the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this paragraph shall be subrogated to the rights of such Claiming Guarantor under this paragraph, and to the rights of the Person that shall have held the Obligations so paid, in each case to the extent of such payment.

                                   ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to it at Reader's Digest Road, Pleasantville, New York 10570-7000, Attention of Treasurer (Telecopy No. (914) 244-5904);

          (b) if to the Administrative Agent or Collateral Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin, Houston, Texas 77002, Attention of Michael Mekuria (Telecopy No. (713) 750-2452), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Randolph Cates (Telecopy No. (212) 270-3468). Each notice required to be given by the Administrative Agent or by the Required Lenders under this Agreement, other than any notice under Article 2 or Section 10.04, shall simultaneously be given to the Collateral Agent; and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire;

PROVIDED, HOWEVER, that any notice or other communication provided for herein to be given to or by the Company or any Borrowing Subsidiary shall be deemed effective as to the Company and as to all Borrowing Subsidiaries when given to or by the Company, as the case may be.

           Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

          (b) None of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent or the Collateral Agent, as the case may be, with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase or extend the expiration date of the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive all or part of the principal amount of any Loan or reduce the rate of interest thereon, or reduce any Fees or other amounts payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan, or any interest payable hereunder, or any Fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender adversely affected thereby, or change any provision of the Pledge Agreement or any other Security Document to alter the pro rata distribution of amounts payable to the Secured Parties, in each case without the written consent of each Lender adversely affected thereby, (v) reduce or terminate the obligations of the Guarantor, any Subsidiary Guarantor or any Borrower under
Article IX, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required in order to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vii) release all or substantially all the Subsidiary Guarantors from their Guarantees hereunder, or release all or substantially all the Collateral from the Liens of the Pledge Agreement (other than as contemplated in Section 10.04), without the written consent of each Lender or (viii) amend the reinstatement provisions of
Section 10.14(c), without the written consent of each Lender; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the respective rights or duties of either Agent without the prior written consent of such Agent.

          SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company agrees to pay (i) all reasonable out-of-pocket expenses incurred by each Agent and its Affiliates, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Agents, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and evaluations of the Collateral (limited, in the absence of a continuing Default, to one such evaluation in any fiscal year) or other due diligence conducted by the Agents and (ii) all reasonable out-of-pocket expenses incurred by either Agent or any Lender, including the reasonable fees, charges and disbursements of any counsel for such Agent or Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or the Loans made hereunder. The Lenders shall endeavor in good faith to limit the number of counsel retained by them to avoid duplication of expenses.

          (b) The Company agrees to indemnify each Agent and each Lender, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees, trustee, advisors and agents (each such Person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee relating to the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance of its obligations thereunder, the Borrowings hereunder, the consummation of the Transactions or any other transactions contemplated hereby, the enforcement of its rights under any Loan Document or any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries or Environmental Liability related in any way to the Company or any of its Subsidiaries, including any of the foregoing arising out of, in connection with, or as a result of any claim, litigation, investigation or proceeding (whether or not any Indemnitee is a party thereto); PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence, wilful misconduct or bad faith of such Indemnitee. The Lenders shall endeavor in good faith to limit the number of counsel retained by them to avoid duplication of expenses.

          (c) To the extent that the Company, any Borrower or the Company in its capacity as Guarantor fails to pay any amount required to be paid by it to either of the Agents under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such and are not determined by a court of competent jurisdiction to have resulted from the gross negligence, wilful misconduct or bad faith of such Agent.

          (d) All amounts due under this Section shall be payable promptly after written demand therefor.

          (e) To the extent permitted by applicable law, the Company, any Borrower or the Company as Guarantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof or the Transactions.

          (f) Notwithstanding anything above to the contrary, no indemnified person shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems.

          SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved

     Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

          (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Commitment, unless the Company and the Administrative Agent shall otherwise consent, PROVIDED that
     (i) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (ii) no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement.

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable;

          (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

          (E) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have been approved by the Company (the Company hereby agreeing that such approval, if requested, will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, except that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such CLO.

           For the purposes of this Section 10.04(b), the terms "APPROVED FUND" and "CLO" have the following meanings:

           "APPROVED FUND" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

           "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

        (iii) Subject to acceptance and recording thereof pursuant to paragraph
(b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.21 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

         (iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without notice to or the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.17 and 2.21 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.19 as though it were a Lender.

          (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.21 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.21 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.21(e) as though it were a Lender.

         (d) Any Lender, without notice to or the consent of any Borrower or the Administrative Agent, may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Term Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.17, 2.21 and 10.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any other provision hereof.

          SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. RIGHT OF SETOFF. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Company or any Borrower against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          (b) Each Lender agrees promptly to notify the Administrative Agent and the Company or the applicable Borrower after any such setoff and application; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect the validity of such setoff and application.

          SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent and the Lenders agrees to maintain and cause its Affiliates to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors or to any other Lender or Participant (it being understood that such disclosure will be made only to such Persons who have, and only to the extent of, the need to know such Information and only if the Persons to whom such disclosure is made are informed of the confidential nature of such Information and instructed to keep such Information confidential and use such information only as necessary in connection with (i) their evaluation of the ability of the Company or any Borrowing Subsidiary to repay the Loans and perform their other obligations under the Loan Documents, (ii) administering the Obligations under this Agreement, (iii) servicing the Borrowings hereunder, (iv) protecting their interests under this Agreement or (v) performing any similar function in connection with any other extension of credit by the Lenders to the Company or a Subsidiary), (b) to the extent requested by any regulatory authority to which the Lender is subject or in connection with an examination of the Lender by any such authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or, in the case of any Approved Fund, to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such Approved Fund, (f) with the prior written consent of the Company, (g) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any professional advisor of such contractual counterparty), so long as such contractual counterparty (or such professional advisor) agrees in writing to be bound by the provisions of this Section, or (h) to the extent such Information (i) becomes publicly available other than as a result of a disclosure by an Agent or Lender or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower that is not known to the Administrative Agent or such Lender to be bound by any duty of confidentiality with respect thereto. For the purposes of this Section, "INFORMATION" means all information received from the Borrowers relating to any Borrower and Subsidiaries of the Company or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower; PROVIDED that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.13. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT
CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 10.13 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 10.14. RELEASE OF LOAN PARTIES AND COLLATERAL. (a) Notwithstanding any contrary provision herein or in any other Loan Document, if the Company shall request the release under the Pledge Agreement or any other Security Document of any Collateral, or under this Agreement of any Subsidiary Guarantor, to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary owning any such Subsidiary Guarantor or Collateral) to a Person other than the Company or a Subsidiary in a transaction permitted under the terms of this Agreement and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement, the Collateral Agent, if satisfied that the applicable certificate is correct, shall, without the consent of any Lender, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition. Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender.

          (b) Notwithstanding any other provision herein or in any other Loan Document, the Collateral Agent is hereby authorized and directed to release the Collateral from the Liens of the Security Documents on one or more Business Days specified by the Borrower (each a "RELEASE DATE"), upon the satisfaction of the following conditions precedent (the " RELEASE CONDITIONS"), and subject to the reinstatement of such Liens as provided in paragraph (c) below:

          (A) the Borrower shall have given notice to the Collateral Agent at least 30 days prior to the Release Date, specifying the proposed Release Date;

          (B) the Ratings Requirement shall have been satisfied as of the date of such notice and shall remain satisfied as of the Release Date;

          (C) no Default or Event of Default hereunder shall have occurred and be continuing as of the date of such notice or as of the Release Date; and

          (D) on the Release Date, the Administrative Agent shall have received a certificate, dated the Release Date and executed on behalf of the Borrower by a Financial Officer thereof, confirming the satisfaction of the Release Conditions set forth in clauses (B) and (C) above;

Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender. Subject to the satisfaction of the conditions set forth in this paragraph (b), on and after the Release Date, the Collateral Agent shall execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of Collateral required by this paragraph. Subject to reinstatement as provided in paragraph (c), on and after the Release Date the Company shall not be subject to the provisions of Sections 5.09 and 5.10.

          (c) If, following any release of Collateral pursuant to Section 10.14(b), the Ratings Requirement shall cease to be satisfied, the requirements of Sections 5.09 and 5.10 shall again become applicable and the Borrower shall promptly take and cause the Subsidiaries to take all such actions as shall be necessary or as the Collateral Agent shall reasonably request to cause the Collateral Requirement to be satisfied.

          (d) Without limiting the provisions of Section 10.03, the Company shall reimburse the Collateral Agent for all costs and expenses, including attorneys' fees and disbursements, incurred by it in connection with any action contemplated by this Section.

          SECTION 10.15. SECURITY DOCUMENTS. Each Agent and Lender hereby authorizes and directs the Collateral Agent to execute and deliver the Pledge Agreement and each other Security Document. Each Agent and Lender, by executing and delivering this Agreement, acknowledges and approves, and agrees to be bound by and act in accordance with the terms and conditions of the Pledge Agreement and each other Security Document (to the extent, in the case of each other Security Document, that either (a) such Security Document shall have been made available to the Lenders prior to the effectiveness of this Agreement or (b) such terms and conditions are comparable to those contained in the Pledge Agreement), specifically including the provisions of Articles VI, V, VI and VII of the Pledge Agreement governing the exercise of remedies under such Agreement and limiting the responsibilities of, and providing for the indemnification of and the reimbursement of expenses incurred by, the Collateral Agent. Each party hereto further agrees that the provisions of Articles IV, V, VI and VII of the Pledge Agreement shall be deemed to be incorporated by reference into each other Security Document, MUTATIS MUTANDIS, and as so incorporated shall govern the exercise of remedies under each such Security Document and limit the responsibilities of, and provide for the indemnification of and the reimbursement of expenses incurred by, the Collateral Agent thereunder.

          SECTION 10.16. POWER OF ATTORNEY. Each Lender hereby (i) authorizes the Collateral Agent to execute and deliver, on behalf of and in the name of such Lender, the Share Pledge Agreement with The Reader's Digest Association, Inc. in connection with the pledge to the Lenders of shares in Verlag DAS BESTE GmbH, a company organized under the laws of Germany and registered in the Commercial Register of the Lower District Court of Stuttgart under no. HR B 1453, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose, (iii) authorizes the Collateral Agent to do any and all acts and to make all declarations which are deemed necessary or appropriate to the Collateral Agent and (iv) approves, pursuant to Section 185 of the German Civil Code, the acts performed and declarations made by the Collateral or its representatives or attorneys-in-fact before a notary in Basel, Switzerland in connection with the pledge to the Lenders of shares in Verlag DAS BESTE GmbH. The Lenders hereby relieve the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code.

          SECTION 10.17. APPOINTMENT. Each Agent and Lender hereby appoints the Collateral Agent to act as its agent and trustee under and in connection with the Charge over Shares to the Agents and Lenders of shares in The Reader's Digest Association Limited, a company incorporated under the laws of England and Wales (registered number 340452). The Agent agrees to hold the assets charged under the Charge over Shares as trustee for the Agents and Lenders on the trusts and other terms contained herein and in the Charge over Shares and each Agent and Lender irrevocably authorizes the Collateral Agent to exercise such rights, powers, authorities and discretions as are specifically delegated to the Collateral Agent by the terms of the Charge over Shares together with all such rights, powers, authorities and discretion as are reasonably incidental thereto.

          SECTION 10.18. CHARGE OVER SHARES. Each Lender and the Agent hereby undertake and covenant in favor of each other to perform the obligations and duties expressed to be performed by it or them in Clause 24 of the Charge over Shares in the manner contemplated therein as if such obligations of duties were set out herein in full mutatis mutandis, and each Lender and the Agent hereby acknowledge and agree in favor of each other that the various rights and entitlements set out in the Charge over Shares are owed to each other in the terms set out in the Charge over Shares and, as such, are enforceable against each other party.

          SECTION 10.19. U.S.A. PATRIOT ACT. Each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Act.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              THE READER'S DIGEST ASSOCIATION, INC.,
                              --------------------------------------

                                BY
                                         /s/ William H. Magill
                                     -----------------------------
                                      NAME:   William H. Magill
                                      TITLE:  Vice President and Treasurer


                                    BOOKS ARE FUN, LTD.,
                                    --------------------

                                BY
                                         /s/ William H. Magill
                                     -----------------------------
                                      NAME:   William H. Magill
                                      TITLE:  Vice President and Treasurer


                                         QSP, INC.,
                                         ----------

                                BY
                                         /s/ William H. Magill
                                     -----------------------------
                                      NAME:   William H. Magill
                                      TITLE:  Vice President and Treasurer


                                  REIMAN MEDIA GROUP, INC.,
                                  -------------------------

                                BY
                                         /s/ William H. Magill
                                     -----------------------------
                                      NAME:   William H. Magill
                                      TITLE:  Vice President and Treasurer

                                     JPMORGAN CHASE BANK, N.A.,
                                     --------------------------
                                 INDIVIDUALLY AND AS ADMINISTRATIVE
                                 ----------------------------------
                                     AGENT AND COLLATERAL AGENT,
                                     ---------------------------

                                BY
                                         /s/ Randolph Cates
                                     ---------------------------
                                      NAME:  Randolph Cates
                                      TITLE:  Vice President

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                   THE ROYAL BANK OF SCOTLAND PLC
                                --------------------------------------

                                BY:     /s/ Eddie Dec
                                ---------------------------------
                                    Name:   Eddie Dec
                                    Title:  Vice President

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                           COMMERZBANK AG,
                                  NEW YORK AND GRAND CAYMAN BRANCHES
                                --------------------------------------

                                BY:     /s/ S.R. Viswanathan
                                ---------------------------------
                                    Name:   S.R. Viswanathan
                                    Title:  Senior Vice President


                                BY:     /s/ Andrew P. Lusk
                                ---------------------------------
                                    Name:   Andrew P. Lusk
                                    Title:  Vice President

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                      WACHOVIA BANK, N.A.
                                --------------------------------------

                                BY:     /s/ James F. Heatwole
                                ---------------------------------
                                    Name:   James F. Heatwole
                                    Title:  Director

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                 HSBC BANK USA, NATIONAL ASSOCIATION
                                --------------------------------------

                                BY:     /s/ William L. Meli
                                ---------------------------------
                                    Name:   William L. Meli
                                    Title:  Vice President

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                      ABN AMRO BANK N.V.
                                --------------------------------------

                                BY:     /s/ David Carrington
                                ---------------------------------
                                    Name:   David Carrington
                                    Title:  Director


                                BY:     /s/ Shilpa Parandekar
                                ---------------------------------
                                    Name:   Shilpa Parandekar
                                    Title:  Vice President

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                      FLEET NATIONAL BANK
                                --------------------------------------

                                BY:     /s/ Richard E. Anderson
                                ---------------------------------
                                    Name:   Richard E. Anderson
                                    Title:  Managing Director

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                  GOLDMAN SACHS CREDIT PARTNERS L.P.
                                --------------------------------------

                                BY:     /s/ William W. Archer
                                ---------------------------------
                                    Name:   William W. Archer
                                    Title:  Managing Director

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                   NATIONAL AUSTRALIA BANK LIMITED
                                --------------------------------------

                                BY:     /s/ Eduardo Salazar
                                ---------------------------------
                                    Name:   Eduardo Salazar
                                    Title:  Head, Corporate Banking

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                     THE NORTHERN TRUST COMPANY
                                --------------------------------------

                                BY:     /s/ Jeffrey Clark
                                ---------------------------------
                                    Name:   Jeffrey Clark
                                    Title:  Senior Vice President

                                SIGNATURE PAGE TO THE READER'S
                                 DIGEST ASSOCIATION FIVE-YEAR
                                 REVOLVING CREDIT AGREEMENT,

                                INSTITUTION:

                                  MIZUHO CORPORATE BANK, LTD.
                                --------------------------------------

                                BY:     /s/ Mark Gronich
                                ---------------------------------
                                    Name:   Mark Gronich
                                    Title:  Senior Vice President